UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2013

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 684-3045

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on March 18, 2013, Andina Acquisition Corporation (the “Company”) received a written notice (the “Notice”) on March 14, 2013 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on the exchange. Subsequently (and as previously reported on a second Current Report on Form 8-K filed with the Commission on April 15, 2013), Nasdaq accepted the Company’s plan to regain compliance with the Minimum Public Holders Rule and provided the Company until September 10, 2013 to evidence compliance with such rule.

On September 11, 2013, the Company received a letter from Nasdaq (the “Staff Determination”) noting that the Company had failed to evidence compliance with the Minimum Public Holders Rule by the September 10th deadline and that, accordingly, Nasdaq would be initiating procedures to delist the Company’s securities from Nasdaq.

If the Company does not appeal the Staff Determination, the trading of its securities will be suspended at the opening of business on September 20, 2013, and a Form 25-NSE will be filed with the Commission, which will remove the Company’s securities from listing and registration on Nasdaq. Alternatively, the Company may appeal the Staff Determination to a Hearings Panel (the “Panel”) by making a hearing request no later than 4:00 p.m. on September 18, 2013. If the hearing request is timely made, the request will delay the trading suspension and filing of Form 25-NSE pending a decision by the Panel.

The Company has made a hearing request to appeal the Staff Determination. The Company can provide no assurance that (a) the Panel will grant the Company’s request for continued listing on Nasdaq or (b) the Company can maintain compliance with the other Nasdaq Listing Rules.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2013
ANDINA ACQUISITION CORPORATION

	By:	/s/ B. Luke Weil
Name: B. Luke Weil
Title: Chief Executive Officer

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